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                                                                   EXHIBIT 10.48

THIS DEED OF AGREEMENT is made this day 11 of May 2000

BETWEEN

(1) PAUL MASSON 15d Kidbrook Park Road Blackheath London SE 3 0LW ("the Executive")

And

(2) VINERS OF SHEFFIELD PLC Company Number 00995820 whose registered office is at 8 Baker Street London W1M 1DA ("the Company")

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   INTERPRETATION

"Board" means the Board of Director of the Company or the directors present at a duly convened meeting of the directors thereof at which a quorum is present and includes any committee of the Board duly appointed by it and (where the context so requires) any reference to the Board in this Agreement shall be construed as reference to a decision of majority of the Board of Directors;

"Financial Year"  means the financial year of the Company from time to time;

"Working Day" means any day which is not a public or Bank Holiday nor a Saturday or Sunday.

1.1 Unless the context otherwise requires words importing the singular include the plural and words denoting persons shall include corporations and vice versa.

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

1.3 The clause headings do not form part of this Agreement and shall not be taken into account in its construction or interpretation and references to recitals, clauses and the schedule are references to recitals, clause and the schedule (has the case maybe) of or to this Agreement.

2.   APPOINTMENT & DURATION

2.1 Subject to the terms of this Agreement the Company hereby employs the Executive to serve as Commercial Director and to carry out his duties for the Company.

2.2 Subject to prior termination by the Company pursuant to clause 12.2 and 12.5 the Executive's employment shall continue until terminated by:-

2.2.1 the Company giving the Executive not less than 6 months' notice in writing; or

2.2.2 the Executive giving the Company three month's notice in writing.

2.3 Notwithstanding clause 2.2 this Agreement shall automatically terminate when the Executive reaches the age of 65.

2.4 The Company may from time to time appoint any other person to act jointly with the Executive in his appointment.





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2.5 Until otherwise notified by the Company, the Executive shall be answerable and responsible to the Managing Director of the Company.

2.6 The Executive's employment shall be deemed to have commenced on 30th April 1990.

3.   EXECUTIVE'S DUTIES

3.1 The Executive shall at all times during the period of this Agreement:-

3.1.1 devote the whole of this time, attention and ability to the duties of his employment, which shall include but not be limited to duties of a managerial and supervisory nature;

3.1.2 faithfully and diligently perform his duties for and on behalf of the Company and exercise such powers consistent with them which are from time to time assigned to or vested in him by the Board;

3.1.3 obey all lawful and reasonable directions of the Board;

3.1.4 use his best endeavours to promote the interests of the Company;

3.1.5 keep the Board (or person designated by the Board) promptly and fully informed (in writing if so requested) of his conduct of the business of the Company and provide such explanations in connection therewith as the Board may require;

3.1.6 not make any untrue or misleading statements relating to the Company whether to the Board or any other party whatsoever.

3.2 The Executive shall (without further remuneration) for so long as the Board require during the continuance of this Agreement act as an officer of the Company or hold any other appointment or office as nominee or representative of the Company.

4.   HOURS AND PLACE OF WORK

4.1 The Executive shall carry out his duties during the hours of 9:00am -5.00pm and the Executive shall not be entitled to receive any additional remuneration for work done outside the normal hours of work during which any of the Company's other employees or officers may be required to provide their services to the Company.

4.2 The Executive shall perform his duties at 106 Brent Terrance London NW2 1BZ but the Company may require the Executive to work at any place within Greater London on either a temporary or permanent basis. The Executive will be given reasonable notice of any change in his place of work.

5.   PAY

5.1 During his appointment the Company shall pay to the Executive a salary at the rate of (pound)65,00.00 per calendar year renewable annually, which shall accrue day-to-day and be payable net by equal instalments in arrears on or about the last working day of each month by direct transfer into the Executive bank account. The salary shall be deemed to include any fees receivable by the Executive as an officer (if so appointed_ of the Company or of any other company or unincorporated body in which he holds (or may in the future hold) office as nominee or representative of the Company.

5.2 In addition to his salary the Executive will also be entitled to receive a bonus of 'L'20,000.00 per Financial Year ("Bonus"). The Executive will be paid the Bonus less any relevant Income Tax and National Insurance deductions within 6 months of the expiry of the relevant Financial Year.

5.3 Upon termination of the Executive's employment hereunder for any reason whatsoever the Executive shall be paid within 3 months of the termination of his employment:-





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5.3.1 Any unpaid Bonus in respect of the previous Financial Year; and

5.3.2 An amount to be calculated by reference to the following formula ("Termination Bonus"):

                   'L'20,000 x (N/12) = Termination Bonus

Where:

N = the number of complete calendar months worked by the Executive during the Financial Year in which the Termination Date occurred.

6.   PENISON SCHEME AND LIFE ASSURANCE

     The Company has a pension fund for which the Executive is eligible to join the terms of which are set out in the Company Handbook.

7.   INSURANCE BENFITS

     The Company will provide the Executive with private medical insurance cover through a Company Scheme.

8.   EXPENSES

     When travelling on behalf of the Company the executive shall be reimbursed in accordance with the Company's Expense Policy in force from time to time for the Field Sales Force.

9.   HOLIDAYS

9.1 In addition to all English public and bank holidays the Executive is entitled to 30 working day's paid holiday in each holiday year, which shall run from April 1st - 31st March ("Holidays Entitlement"). The Executive shall take his Holiday Entitlement at such time or time as agreed with the Board. The Executive shall not, without the consent of Board, carry forward any unused part of his Holiday Entitlement to a subsequent holiday year.

9.2 On the termination of his employment hereunder for whatever reason, the Executive shall be entitled to pay in lieu of outstanding Holiday Entitlement and he shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement.

10.  INCAPACITY

10.1 If the Executive is unable to attend work for any reason and his absence has not previously been authorised by the Company he must inform a director of the Company of the fact of his absence and full reasons for it by 9:30am on the first Working Day of absence. Someone acting for him may effect this notification.

10.2 If the Executive is absent for a period of sick absence of more than 8 consecutive days (including weekends) the Executive shall produce a doctor's statement or certificate. Such certificate shall not be conclusive or binding upon the Company as to the matters stated therein. If the Company requires a doctor's statement or certificate for a period of absence of less than 8 days consecutive days then the Company will pay for the cost of obtaining it.

10.3 If the Executive shall be absent on medical grounds certified in accordance with the provisions of clause 10.2 he shall be paid his full salary hereunder for up to 13 weeks absence in any period of 12 consecutive months (such remuneration shall be inclusive of any Statutory Sick Pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefit Act 1982 PROVIDED THAT any social Security Sickness Benefit or other benefits recoverable by the executive (whether or not recovered) may be deducted therefrom) thereafter the Company's Disability Policy shall come into effect.





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10.4 For Statutory Sick Pay purposes the Executive's qualifying days shall be
Monday to Friday.

10.5 At any time during the period of his appointment the Executive shall at the request and expense of the Company permit himself to be examined by a registered medical practitioner to be selected by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company's medical adviser the results of such examination and any matters which arise from it in order that the Company's medical adviser can notify the Company of any matters, which, in his opinion, might hinder or prevent the Executive (if during a period of incapacity) from returning to work for any period or (in other circumstances) from properly performing any duties of his employment at any time.

11.  CONFIDENTIALITY

11.1 The Executive shall not (except in proper course of his duties) during or after the period of his employment hereunder divulge to any person or otherwise make use of (shall use his best endeavours to prevent the publication or disclosure of) any trade secret or secret manufacturing process or any confidential information concerning the business or finances of the Company or any of its dealings, transactions or affairs or any trade secret or secret manufacturing process or any such confidential information concerning the Company or any of its suppliers, agents, distributors or customers save that the restrictions in this clause shall cease to apply to information which:-

11.1.1 may come into the public domain, save through breach of this Agreement by the Executive; or

11.1.2 is shown to the legal advisers of Executive for the purpose of obtaining legal advice.

11.2 All notes and memoranda of any trade secrets or confidential information concerning the business of the Company or any of its suppliers, agents, distributors clients or customers which shall be acquired, received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive from hereunder or at the request of the Board at any time during the course of his employment.

11.3 Nothing in Clause 10 is intended to prevent the Executive from being able to make a protected disclosure under the Public Interest Disclosure Act 1998

12.  TERMINATION OF AGREEMENT

12.1 In order to investigate a complaint of misconduct against the Executive the Board is entitled to suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

12.2 The Company may dismiss the Executive without prior notice or pay in lieu (and he will not be entitled to compensation or damage) if he:-

12.2.1 commits any act of gross misconduct or repeats or continues (after written warning) any other material breach of his obligations under this Agreement;

12.2.2 commits any act of dishonesty whether relating to the Company, any of its or their employee or otherwise;

12.2.3 been convicted of any criminal offence other than a minor offence under the Road Traffic Acts for which a custodial sentence is not imposed.

Any delay by the Company in exercising such right of termination shall not constitute a waiver thereof. The Company will endeavour to deal fairly with allegations made against the Executive.

12.3 Upon the termination by whatever means of his employment under this Agreement the Executive shall not at any time thereafter represent himself still to be connected with the Company.





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12.4 On the termination of this Agreement for whatever reason, the Executive shall at the request of the Company immediately resign from any directorships or other offices held by him in the Company and from all other appointments or offices which he holds as nominee or representative of the Company without claim for compensation and should he fail to do so within 5 Working Days the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignations and/or transfers.

12.5 The Company reserves the option in its absolute discretion to terminate the Executive's employment by paying him an amount equal to his basic salary and contractual benefits in lieu of notice. Such payments shall be subject to income tax and national insurance contributions as appropriate. The Executive will not, under any circumstances have the option to payment in lieu unless the Company has exercised the right to pay him in lieu.

13.  NON SOLICITATION

13.1 The Executive is aware that in the course of his employment under this Agreement he will have access to and be entrusted with confidential information and trade secrets of the Company and of or relating to its customers clients and other third parties. Accordingly, the Company and the Executive mutually agree that it is in the best interests of both partied for the Executive to enter into the restrictive covenants set out in clauses 13.2 and 13.3.

13.2 The Executive covenants with the Company that he will not both during his employment and for the period of 3 months after ceasing to be employed under this Agreement in connection with selling goods similar to or in competition with he goods sold by the Company either alone or jointly with or as manager, agent, consultant or employee of any person, firm or company directly or indirectly exert any influence over or canvass or by any other means seek or solicit business or orders from any person who:-

13.2.1 is or at any time during the 24 months preceding termination of the Agreement has been, a client of the Company and a person, firm or company with whom the Executive had dealings with during his employment or with whom employees reporting to or under the direct control of the Executive had dealings with; or

13.2.2 at the date of termination of this Agreement was in active negotiations with the Company and a person, firm or company with whom the Executive had dealings with during his employment or with whom employees reporting to or under the direct control of the Executive had dealings with.

13.3 The Executive covenants with the Company that he will not both during his employment and for the period of 3 months after ceasing to be employed under this Agreement in connection with selling goods similar to or in competition with the goods sold by the Company either alone or jointly with or as manager, agents, consultant or employee of any person, firm or company directly or indirectly endeavour to entice away from the Company or employ or engage for employment any person who has at any time during the period of 12 months immediately preceding the termination of the Executive's employment been employed or engaged by the Company as a key member of staff. For the purpose of this clause it shall be entirely within the discretion of the Board as to which of the Company's employees are to be regarded as key members of staff.

13.4 Nothing in this clause 12 shall prohibit the seeking or procuring of orders or the doing of business not relating or similar to the trade and business of the Company.

14.  RESTRICTIONS ON OTHER ACTIVITIES BY THE EXECUTIVE

     During the Executive's employment hereunder, the Executive shall not (except with the prior sanction of a resolution of the Board) be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking, provided that this shall not prohibit the holding (directly or through nominees) of investments listed on the London Stock Exchange or in respect of which dealing take place on the Alternative Investment Market on the London Stock. Exchange or any recognised stock exchange as long as not more than 5% of the issued shares or other securities of any class of any one company shall be so held.

15.  REASONABLENESS AND SEVERABILITY





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     While the restrictions set out in clause 13 are considered by the parties hereto to be fair and reasonable in all the circumstances, it is agreed that if any of such restrictions shall be judged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording were deleted or the periods thereof reduced the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

16.  DISCIPLINARY & GRIEVANCE PROCEDURE

     The Company's Disciplinary and Grievance Procedures shall form part of the Executive's contract of employment.

17.  COMPANY MOBILE PHONE

     The Executive shall be entitled to receive a Company mobile phone. The Company shall pay for all business calls made on the phone.

18.  COMPANY CAR

The Executive shall be provided with a company car in accordance with the Company's Car Policy. The Company reserves the right to change the car policy from time to time.

19.  GENERAL

19.1 This Agreement is in substitution for any previous contracts of employment between the Company and the Executive (which shall be deemed to have been terminated by mutual consent).

19.2 Termination of this Agreement shall not affect any provisions that are intended to operate after termination.

19.3 The validity construction and performance of this Agreement shall be governed by English law and all disputes claims or proceedings between the parties relating to the validity, construction, performance or termination of this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales provided always that in the event of any disputes arising between the parties arising out of the Agreement the parties shall met in order to resolve the dispute in good faith before recourse to legal proceedings save that this provision shall not apply in the event that one or other of the parties wishes to proceed with an injunction.

19.4 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent by first class pre-paid post, facsimile transmission or comparable means of communication) to the other party at the address set out by that party's name at head of this Agreement or to such other address as from time to time.

19.5 Any notice or other information given by post pursuant to clause 19.4 which is not returned to the sender as undelivered shall be deemed to have been given on the two working days after the envelope containing the same was so posted; and provided that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

19.6 Any notice or other information sent by facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is despatched by first class, pre-paid post to the other party at the address referred to in clause 19.4 within 24 hours after transmission.

IN WITNESS whereof this deed has been duly executed and it is intended to be and is delivered on the date first above written.





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Executed as Deed by


/s/ PAUL MASSON
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In the presence of:

Witness Name:-

Address:-

Signature:-

Executed as a Deed by
VINERS OF SHEFFIELD PLC
By two of its duly authorised officers


/s/ LEON NOVAK (Director)
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/a/ MELVYN NOVAK (Director/Secretary)
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